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                                                                     EXHIBIT 5-2

                     [Richards, Layton & Finger Letterhead]



                                October 30, 2002




Commonwealth Edison Company
10 South Dearborn Street -37th Floor
Chicago, Illinois 60680-5379


     Re: ComEd Financing III

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Commonwealth Edison Company, an Illinois corporation (the "Company"), and ComEd Financing III, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust (the "Certificate of Trust"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 5, 2002;

     (b) The Declaration of Trust of the Trust, dated as of September 5, 2002, between the Company and the trustees named therein;

     (c) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to, among other things, the trust preferred securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), filed by

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Commonwealth Edison Company
October 30, 2002
Page 2


          the Company and the Trust with the Securities and Exchange Commission on September 10, 2002;

     (d) A form of Amended and Restated Declaration of Trust for the Trust, to be entered into between the Company and the trustees of the Trust named therein (including the Exhibits thereto) (the "Declaration of Trust"), attached as an exhibit to the Registration Statement;

     (e) A Certificate of Good Standing for the Trust, dated September 6, 2002, obtained from the Secretary of State; and

     (f)  A certificate of the Company in the form of Exhibit A attached hereto.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration of Trust will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust and the Certificate of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Declaration of Trust and the


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Commonwealth Edison Company
October 30, 2002
Page 3


Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Declaration of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.ss.3801, et. seq.

     2. The Preferred Securities of the Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

     3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration of Trust.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                           Very truly yours,



                                           /s/ Richards, Layton & Finger, P.A.

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                                                                       EXHIBIT A





                           COMMONWEALTH EDISON COMPANY


                              OFFICER'S CERTIFICATE
                              ---------------------


         In connection with that certain Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-99363), of Commonwealth Edison Company, an Illinois corporation (the "Company"), and ComEd Financing III, a Delaware statutory trust (the "Trust"), the undersigned, the Vice President, Finance and Chief Financial Officer of the Company, hereby certifies, in the name and on behalf of the Company, to Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust, as follows:

                  (1) the Company has delivered to you for your review all of the documents that constitute the "governing instrument" (as such term is defined under Section 3801(f) of the Delaware Statutory Trust Act) of the Trust (collectively, the "Governing Instrument"); and

                  (2) the Company is not a party to any other document that contains terms or provisions that are inconsistent with those set forth in the Governing Instrument.

                  You may, in your capacity as special Delaware counsel to the Trust, rely on the this Certificate for the purpose of issuing your opinion regarding the preferred securities of the Trust covered by the Registration Statement; accordingly, it may not be utilized for any other purpose, or quoted, filed with any governmental authority or other regulatory agency or otherwise delivered to or relied upon by any other person without the Company's prior written consent.

                  IN WITNESS WHEREOF, this Certificate has been duly executed this 30th day of October, 2002.



                            By:   /s/ Robert E. Berdelle
                                  ------------------------------
                                  Robert E. Berdelle